Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128103 on Form S-8 of our report dated June 21, 2023, appearing in this Annual Report on Form 11-K of the USANA Health Sciences 401(k) Plan for the year ended December 31, 2022.

/s/ Tanner LLC

Lehi, Utah
June 21, 2023